UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2008
D.R. Horton, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14122	75-2386963

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
301 Commerce Street, Suite 500, Fort Worth, Texas 76102
(Address of principal executive offices)
Registrant’s telephone number, including area code: (817) 390-8200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On May 21, 2008, D.R. Horton, Inc. (the “Company”) announced that it would offer to exchange (the “Offer”), up to $113.5 million aggregate principal amount of new 9.75% Senior Notes due 2010 (the “New Notes”) for any and all of the Company’s outstanding 9.75% Senior Subordinated Notes due 2010 in the aggregate principal amount of $113.5 million (the “Existing Notes”). In conjunction with the Offer, the Company also solicited (the “Consent Solicitation”), consents of holders of the Existing Notes to amend certain provisions of the indenture governing the Existing Notes. The indenture for the Existing Notes is the Indenture dated as of September 11, 2000, as supplemented (the “Indenture”), among the Company, the guarantors party thereto (the “Guarantors”) and American Stock Transfer & Trust Company, as trustee (the “Trustee”).
     After receipt of the requisite consents for the amendment of the Indenture as contemplated by the Consent Solicitation, on June 4, 2008, the Company, the Guarantors and the Trustee entered into a Seventh Supplemental Indenture (the “Seventh Supplemental Indenture”) with respect to the Existing Notes. The Seventh Supplemental Indenture will eliminate many of the restrictive covenants contained in the Indenture, including limitations on indebtedness, restricted payments and transactions with affiliates, and makes several conforming and related changes to reflect the elimination of those covenants. The amendment provided in the Seventh Supplemental Indenture will become operative upon the date of consummation of the Offer and, as such, is subject to the terms and conditions of the Offer. The terms and conditions of the Offer are set forth in the Company’s Offering Memorandum and Consent Solicitation Statement, dated May 21, 2008. The expiration date of the Offer is June 19, 2008, unless extended.
     The foregoing description does not purport to be complete and is qualified in its entirety by reference to the text of the Seventh Supplemental Indenture, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.
Item 3.03. Material Modification of Rights of Security Holders
     The information included in Item 1.01 of this report is incorporated by reference into this Item 3.03.
Item 8.01. Other Events.
     On June 4, 2008, the Company issued a press release announcing that, in connection with the Offer and Consent Solicitation, the Company has received a sufficient number of consents required to approve the Seventh Supplemental Indenture to the Indenture governing the Existing Notes, and the Seventh Supplemental Indenture has been executed by the Company, the Guarantors and the Trustee. The Consent Time and the Revocation Deadline for the Offer and Consent Solicitation have occurred. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
     This communication is not an offer to exchange any Existing Notes for New Notes, a solicitation of an offer to exchange any Existing Notes for New Notes, a solicitation of consents with respect to the Existing Notes, an offer to sell any New Notes or the solicitation of an offer to buy any New Notes. Tenders of Existing Notes and delivery of related consents may only be made pursuant to the Company’s Offering Memorandum and Consent Solicitation Statement dated May 21, 2008, and related Letter of Transmittal and Consent, which the Company has sent to holders of the Existing Notes.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
4.1	Seventh Supplemental Indenture, dated as of June 4, 2008, by and among D.R. Horton, Inc., the guarantors party thereto and American Stock Transfer & Trust Company, as trustee.

99.1	Press release dated June 4, 2008.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 5, 2008

D.R. Horton, Inc.
By:	/s/ Stacey H. Dwyer
Stacey H. Dwyer
Executive Vice President and Treasurer

EXHIBIT INDEX

Exhibit
Number	Exhibit

4.1	Seventh Supplemental Indenture, dated as of June 4, 2008, by and among D.R. Horton, Inc., the guarantors party thereto and American Stock Transfer & Trust Company, as trustee.

99.1	Press release dated June 4, 2008.